UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2002

KFX INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

3300 East 1st Avenue, Suite 290 Denver, Colorado, USA	80206
(Address of principal executive offices)	(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

not applicable
(Former name or former address, if changed since last report)

ITEM	5. OTHER EVENTS

As described in its press release dated December 19, 2002, KFx Inc. (“KFx” or the “Company”) entered into an agreement to terminate a put option, which was applicable to approximately 6.76 million shares of KFx common stock. This put option was granted to a group of individual investors who purchased the common stock in a series of private transactions during the first three quarters of 2002. As a result of this termination agreement, KFx is no longer obligated to repurchase the common stock from the individual investors. In the absence of this termination agreement, the put option would have expired on December 23, 2002. The termination of the put option will allow KFx to reclassify this common stock from redeemable common stock to stockholders’ equity on the company’s balance sheet.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)	Exhibits.

Number	Description
99.1	Press Release, dated December 19, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 20, 2002	KFx Inc. (Registrant)

	By:	/s/ Patrick S. Flaherty
Patrick S. Flaherty Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release, dated December 19, 2002

5